RESTRICTED STOCK UNIT GRANT NOTICE UNDER THE US FOODS HOLDING CORP. 2019 LONG-TERM INCENTIVE PLAN
(Time-Based Restricted Stock Unit Award)

US Foods Holding Corp. (the “Company”), pursuant to the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement attached hereto, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]
Date of Grant:	[Insert Grant Date]
Number of Restricted Stock Units:	[Insert No. of Restricted Stock Units Granted]
Vesting Schedule:
Provided the Participant is still serving as a Non-Employee Director on the earlier to occur of (i) the one-year anniversary of the Date of Grant set forth above and (ii) the first annual meeting of the Company’s stockholders that occurs after the Date of Grant (the date referenced in clauses (i) and (ii), the “Vesting Date”), the Award shall fully vest on the Vesting Date;

provided, however, that the Restricted Stock Units shall, upon the earliest to occur of the following circumstances:

(i)fully vest immediately prior to a Change in Control if the Restricted Stock Units would not otherwise be continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto, or provided such other treatment as determined by the Committee; or
(ii)fully vest immediately upon the Participant’s Termination as a Non-Employee Director prior to the Vesting Date due to Disability or death.

* * *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

US FOODS HOLDING CORP. PARTICIPANT
By: _________ Name: David Works
Title: Executive Vice President,
Chief Human Resources Officer

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
US FOODS HOLDING CORP. 2019 LONG-TERM INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “Plan”), US Foods Holding Corp. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan or the Grant Notice.

1.Grant of Restricted Stock Units. The Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice.
2.Vesting. Subject to the terms of this Restricted Stock Unit Agreement and the Plan, the Restricted Stock Units shall vest and the restrictions on such Restricted Stock Units shall lapse as provided in the Grant Notice.
3.Settlement of Restricted Stock Units. The provisions of Section 9(d)(ii) of the Plan are incorporated herein by reference and made a part hereof, provided that the Restricted Stock Units shall be settled in Common Stock within sixty (60) days following the Vesting Date or, if earlier, within sixty (60) days following a Change in Control or the Termination of Participant’s service as a Non-Employee Director due to Disability or death, subject to Section 13(u) of the Plan, to the extent applicable, provided, further that if the Participant has validly elected to defer receipt of the Restricted Stock units pursuant to the US Foods Holding Corp. Non-Employee Director Deferral Plan (the “Deferral Plan”), then the Restricted Stock Units shall be settled pursuant to the applicable deferral election and the Deferral Plan, which are incorporated herein by reference and made a part hereof.
4.Definitions. Whenever the word “Participant” is used in this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
5.Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.
6.Dividend Equivalent Payments. The Participant shall be eligible to receive dividend equivalents pursuant to the provisions of Sections 9(d)(ii) and 13(c) of the Plan.
7.Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
8.No Right to Continued Service. In no event shall the grant of the Restricted Stock Units of the acceptance by the Participant, or any provision of this Restricted Stock Award Agreement, give or be deemed to give the Participant any right to continued service as a Non-Employee Director.
9.Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
10.Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
11.Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
12.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement, the Plan shall govern and control.